UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2017

BINGO NATION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-1376316	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

6440 SKY POINTE DRIVE, SUITE 140/149

LAS VEGAS, NV 89131

 (Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On February 18, 2017, Ramsay Capital Corp. sold its Loan Agreement with the Company (the “Convertible Note”) to five separate purchasers.  The Company entered into debt settlements with each noteholder at more favorable conversion price of $0.02 per share of common stock compared to the original conversion price of $0.001 per share.  Subsequently, each noteholder converted its portion of the Convertible Note into shares of common stock.  As a result of these debt conversions, the Company eliminated $469,370 of debt and issued 23,468,500 shares of common stock to the converting noteholders.  The Company relied on the exemptions afforded by Section 4(a)(2) of the Securities Act of 1933 and Regulation S in the issuance of these shares to the noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 6, 2017

Bingo Nation Inc.

/s/ Robert Coleridge
Robert Coleridge, President (Principal Executive Officer)